 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
____________________

Date of report (Date of earliest event reported): June 23, 2023

Amyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100,	Emeryville,	CA	94608
(Address of Principal Executive Offices)			(Zip Code)

(510)	450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRS	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed on a Current Report on Form 8-K filed on May 26, 2023, Amyris, Inc. (the “Company”) received a deficiency letter (the “Letter”) from the Nasdaq Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the closing bid price for the Company’s common stock had been below the minimum $1.00 per share required for continued listing on The Nasdaq Global Select Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”). The Letter also indicated that the Company would be provided 180 calendar days, or until November 22, 2023, to regain compliance with the Minimum Bid Price Requirement.

On June 23, 2023, the Company received a letter from the Staff stating that because the Company’s common stock had a closing bid price at or above $1.00 per share for the last 10 consecutive business days, the Company had regained compliance with the Minimum Bid Price Requirement for continued listing on The Nasdaq Global Select Market and that the matter is now closed.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Separation Agreement

On June 26, 2023, the Company and John Melo, the Company’s President & Chief Executive Officer (“CEO”), entered into a Separation Agreement (the “Separation Agreement”) following a mutual agreement between the Company’s Board of Directors (the “Board”) and Mr. Melo regarding his departure from his current positions with the Company. Pursuant to the Separation Agreement, Mr. Melo resigned from his role as the Company’s President & CEO and as a director of the Board effective June 26, 2023, and Mr. Melo’s employment with the Company will cease as of June 30, 2023 (the “Separation Date”). This mutual agreement was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Pursuant to the Separation Agreement and subject to terms and conditions set forth therein, Mr. Melo will receive the following: (i) twenty-four (24) months of his regular base salary until June 30, 2025; and (ii) twenty-four (24) months of COBRA insurance premiums paid by the Company following the Separation Date (collectively, the “Severance Payments”); provided that, in the event Mr. Melo secures full-time employment in the last six (6) months of his 24-month severance period, his Severance Payments will terminate immediately.

In addition, Mr. Melo has entered into a Consulting Agreement (the “Consulting Agreement”), whereby Mr. Melo may provide advisory services to the Company on an as-needed basis at a rate of $375 per hour. Either party may terminate the Consulting Agreement at any time upon notice to each other. During the term of such Consulting Agreement, Mr. Melo’s option awards will continue to vest and remain exercisable. Mr. Melo’s outstanding performance-based restricted stock unit awards will be terminated as of the Separation Date.

The foregoing description of each of the Separation Agreement and Consulting Agreement is qualified in its entirety by reference to the complete text of the Separation Agreement and Consulting Agreement, copies of which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2023.

Interim Chief Executive Officer Appointment

Effective as of June 26, 2023, the Board appointed Han Kieftenbeld as the Company’s Interim Chief Executive Officer. Mr. Kieftenbeld will also continue to serve as the Company’s Chief Financial Officer.

Mr. Kieftenbeld, age 58, has served as the Company’s Chief Financial Officer since March 2020, Chief Administration Officer since July 2020, and Interim Chief Accounting Officer since May 2023. Mr. Kieftenbeld has over 30 years of international business leadership, finance and operations experience in science-driven food, health, nutrition, personal care and industrial end-markets. He has extensive experience with developing talent, capital markets, complex manufacturing and supply networks, partnerships and M&A transactions with a keen focus on execution and accountability. Previously, from April 2016 to April 2019, Mr. Kieftenbeld served as Senior Vice President and Chief Financial Officer of Innophos Holdings, Inc., a leading international science-based producer of essential ingredients for health and nutrition, food and beverage and industrial brands. From June 2014 to July 2015,

Mr. Kieftenbeld served as the Global Chief Financial Officer at AB Mauri, a worldwide leader in bakery ingredients. Prior to that, Mr. Kieftenbeld held finance and operations roles of increasing reach and impact, including serving as Global Chief Procurement Officer of Ingredion Incorporated, and Global Chief Financial Officer of National Starch. Mr. Kieftenbeld started his career at Unilever in the Netherlands. Mr. Kieftenbeld earned a joint Master of Business Administration degree from New York University Stern School of Business, London School of Economics and Political Science, and the HEC School of Management, Paris. He holds a Bachelor of Science degree in Business Economics and Accounting from Windesheim University in the Netherlands.

There are no arrangements or understandings between Mr. Kieftenbeld and any other persons, pursuant to which he was appointed as Interim Chief Executive Officer and there are no family relationships among any of the Company’s directors or executive officers and Mr. Kieftenbeld. Mr. Kieftenbeld’s son is the owner of Game On, LLC (“Game On”), a service provider for Beauty Labs International, Ltd., a fully-owned subsidiary of the Company (“Beauty Labs”). Under the Service Agreement with Beauty Labs, dated as of January 1, 2023, Game On is entitled to receive approximately $250,000 during the one-year term of the agreement in addition to commissions based on revenue generated by Beauty Labs. The Audit Committee of the Board has previously approved this related party transaction.

Mr. Kieftenbeld is party to an Executive Severance Agreement with the Company, a form of which is filed as Exhibit 10.66 to the Company’s 10-K for the year ended December 31, 2022 filed on March 16, 2023.

Additionally, in connection with Mr. Kieftenbeld’s appointment as Interim Chief Executive Officer, on June 26, 2023, the Board approved an adjustment to Mr. Kieftenbeld’s compensation terms for such interim position, which includes: (1) additional cash compensation of $40,000 per month, pro-rated for the period of service and (2) within ninety (90) days of the appointment of a new successor Chief Executive Officer, a one-time cash bonus of $250,000.

Mr. Kieftenbeld is also a party to the Company’s standard form of indemnification agreement. The form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Form S-1/A filed by the Company with the Securities and Exchange Commission (SEC) on June 23, 2010 and incorporated by reference herein.

Item 8.01 Other Events.

On June 26, 2023, the Company announced a global reduction in force in connection with its previously announced strategic transformation program and cost reduction initiatives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: June 26, 2023	By:	/s/ Han Kieftenbeld
Han Kieftenbeld
Interim Chief Executive Officer and Chief Financial Officer